Exhibit 23.4

WILLIAMSON PETROLEUM CONSULTANTS, INC.
TEXAS REGISTERED ENGINEERING FIRM F-81
303 VETERANS AIRPARK LANE, SUITE 1100
MIDLAND, TEXAS 79705
PHONE: 432-685-6100
FAX: 432-685-3909
E-MAIL: WPC@WPC-INC.COM

CONSENT OF INDEPENDENT ENGINEERS

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the use of our report entitled “Evaluation of Oil and Gas Reserves to the Interests of Clayton Williams Energy, Inc. in Certain Domestic Oil and Gas Reserves Effective December 31, 2016, for Disclosure to the Securities and Exchange Commission, Williamson Project 6.9713” dated January 19, 2017 and data extracted there from (and all references to our Firm) included in or made a part of the Clayton Williams Energy, Inc. Form 10‑K Annual Report for the year ended December 31, 2016 which is incorporated by reference into this post-effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-216458) as filed by Noble Energy, Inc. with the Securities and Exchange Commission on March 6, 2017 and as appended by Amendment No. 1 filed on March 21, 2017.

/s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas

April 25, 2017